                                                                   EXHIBIT 4.21



                      ASSIGNMENT AND ASSUMPTION AGREEMENT


         This Assignment and Assumption Agreement dated as of January 5, 1994 ("Agreement") is among Mesa Operating Limited Partnership, a Delaware limited partnership ("Borrower"), Mesa Operating Co., a Delaware corporation ("MOC"), Mesa Inc., a Texas corporation ("Mesa"), the banks named in the Credit Agreement described below ("Banks"), and Societe Generale, Southwest Agency, as agent for the Banks ("Agent").

                                  INTRODUCTION

         A. The Borrower is a party to (1) the Second Amended and Restated Credit Agreement dated as of May 1, 1993 ("Credit Agreement," the defined terms of which are used in this Agreement unless otherwise defined herein) among the Borrower, Mesa, the Banks and the Agent and (2) the other Credit Documents listed on the attached Schedule 1 (together with the Credit Agreement, the "Current Credit Documents").

         B.      Mesa is a party to the Credit Agreement and pursuant to
Section 2.14 thereof has agreed to be jointly and severally liable for the Borrower's obligations under the Credit Agreement and the other Credit Documents.

         C. The Borrower intends to merge with and into MOC pursuant to the terms of the Agreement of Merger dated as of January 5, 1994 ("Agreement of Merger") among the Borrower, Mesa, Sub 1, Inc., a Delaware corporation ("Sub 1"), Mesa Midcontinent Limited Partnership, a Delaware limited partnership, Mesa Holding Limited Partnership, a Delaware limited partnership, Mesa Environmental Ventures Limited Partnership, a Delaware limited partnership, Mesa Environmental Co., a Texas corporation, Mesa Sub 2, Inc., a Delaware corporation, Mesa Sub 3, Inc., a Delaware corporation, Mesa Sub 4, Inc., a Delaware corporation, Pickens Operating Co., a Texas corporation and Boone Pickens (such transaction being referred to as the "Merger"). Sub 1 will be the surviving entity in the Merger and, simultaneously with the Merger, Sub 1 will change its name to Mesa Operating Co. (which entity is referred to herein as MOC).

         D. The Banks have agreed to consent to the Merger documentation represented hereby on the conditions that (1) MOC agrees to assume the obligations of the Borrower under the Credit Documents (including the Current Credit Documents) and (2) Mesa reaffirms its obligations under the Credit Agreement and the other Credit Documents to which it is a party, in each case pursuant to the terms of this Agreement.

         THEREFORE, the Borrower, MOC, Mesa, the Agent and the Banks agree as follows:

         Section 1. Assumption of Liability. Upon the effectiveness of this Agreement, the Borrower assigns to MOC, and MOC assumes and agrees to be primarily liable for the repayment of, all of the Borrower's obligations now or hereafter arising under, or in connection
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with, the Credit Agreement and the other Credit Documents (as defined in the
Credit Agreement) (collectively, the "Obligations"). MOC's obligations under the Credit Documents, including its obligation to repay the Obligations shall apply to and cover all renewals, extensions, and refinancings of the Credit Agreement and the other Credit Documents or the Obligations thereunder. Additionally, MOC agrees to be substituted for the Borrower under, and become a party to, the Credit Agreement and each other Credit Document to which the Borrower was a party upon the effectiveness of this Agreement. In addition, all representations and covenants referring to the Borrower's existence as a limited partnership shall be modified to refer to MOC's existence as a corporation.

         Section 2. Reaffirmation of Liability. Mesa hereby reaffirms its obligations under the Credit Agreement and each of the other Credit Documents to which it is a party and agrees to remain liable for the repayment of the Obligations. Without limiting the foregoing sentence, Mesa's obligations under the Credit Agreement and such other Credit Documents shall continue to be enforceable against it notwithstanding the Merger or the assumption of liabilities by MOC pursuant to Section 1.

         Section 3. Consents. Subject to the fulfillment of the conditions precedent set forth in Section 6 below, (a) the Agent and the Banks consent to the execution of the Agreement of Merger and (b) MOC acknowledges and consents to the terms of the Intercreditor Agreement dated as of May 1, 1993 among the Agent, Harris Trust and Savings Bank, as trustee under the Secured Indenture, and American Stock Transfer & Trust Company, as trustee under the Convertible Indenture and the Unsecured Indenture.

         Section 4. Representations and Warranties. Each of the Borrower, MOC, and Mesa represents and warrants to the Agent and the Banks that:

                 (a) it is a corporation or limited partnership, as applicable, duly and validly organized and existing in the state of its formation, and is authorized to do business and is in good standing in all jurisdictions in which such qualification or authorization is necessary;

                 (b)      after giving effect to the Merger and this Agreement,
(i) except as set forth on Schedule 2 attached hereto, all the representations and warranties set forth in the Credit Documents are true and correct in all material respects as of the date of this Agreement and (ii) no Default or Event of Default has occurred and is continuing;

                 (c) (i) the execution, delivery and performance of this Agreement are within its corporate or partnership, as applicable, power and authority and have been duly authorized by appropriate actions and (ii) this Agreement constitutes a legal, valid, and binding obligation of such entity enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; and





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                 (d)      no Default or Event of Default has occurred or is
continuing as a result of the Merger.

         Section 5. Event of Default. If any representation or warranty in this Agreement shall be untrue or incorrect in any material respect or if the covenant set forth in Section 7 below is breached, an Event of Default under each of the Credit Documents shall be deemed to have occurred and each of the Agent and the Banks may exercise any remedies it may have after the occurrence of an Event of Default under such Credit Documents.

         Section 6. Effectiveness. This Agreement shall become effective, MOC shall be a party to the Credit Documents and assume the Obligations, and Mesa shall reaffirm its obligations under the Credit Agreement and the other Credit Documents to which it is a party, upon the occurrence of the following conditions precedent:

                 (a) the Agent shall have received duly and validly executed originals of (i) this Agreement, (ii) the Agreement of Merger, (iii) the Second Amended and Restated Pledge Agreement dated as of January 5, 1994 between Mesa and the Agent, (iv) UCC-1 and UCC-3 Financing Statements executed by MOC, (v) an opinion of MOC's counsel, (vi) a certificate of an officer of MOC certifying its charter documents and resolutions of its Board of Directors authorizing its obligations under this Agreement, the Credit Agreement, the other Credit Documents, and the Agreement of Merger, and (vii) such other documents as the Agent may reasonably request, each in form and substance satisfactory to the Agent;

                 (b) the representations and warranties in this Agreement shall be true and correct in all material respects; and

                 (c) the Merger shall have become effective under Delaware law.

         Section 7. Covenant. MOC shall (a) continue to comply with the requirements of Section 5.7 of the Mortgage, (b) no later than February 1, 1994 execute and deliver to the Agent replacement Reserve Transfer Orders (as defined in the Mortgage) addressed to CIG and each other Product Purchaser (as such terms are defined in the Mortgage) in form and substance satisfactory to the Agent and (c) deliver to the Agent no later than February 1, 1994 copies of all consents, notices or filings (i) required by the terms of the B Contract and the other contracts on Schedule 1 to the Credit Agreement, the Supply Contract, and any other material contracts existing in connection with the operation of the Borrower's or MOC's business and (ii) executed by the Borrower, MOC, or Mesa in connection with the Merger with respect to the foregoing contracts.

         Section 8. Successors and Assigns. This Agreement shall inure to the benefit of the Agent, the Banks, and their respective successors, legal representatives and assigns and shall be binding upon the Borrower, MOC, and Mesa and their successors, legal representatives and assigns; provided that, except as permitted under the terms of the Credit Agreement, none of the





                                      -3-
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Borrower, MOC, or Mesa may assign their rights or delegate their duties under this Agreement or any other Credit Document without the prior written consent of the Agent and the Banks.

         Section 9. Choice of Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas. Pursuant to Article 15.10(b) of Chapter 15 ("Chapter 15") of the Texas Credit Code, the parties hereto expressly agree that Chapter 15 shall not apply to this Agreement or to any loan, nor shall this Agreement or any loan be governed by or be subject to the provisions of Chapter 15 in any manner whatsoever.

         Section 10. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original.

         PURSUANT TO SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE, A CREDIT AGREEMENT IN WHICH THE AMOUNT INVOLVED IN THE CREDIT AGREEMENT EXCEEDS $50,000 IN VALUE IS NOT ENFORCEABLE UNLESS THE CREDIT AGREEMENT IS IN WRITING AND SIGNED BY THE PARTY TO BE BOUND OR THAT PARTY'S AUTHORIZED REPRESENTATIVE.

         THE RIGHTS AND OBLIGATIONS OF THE PARTIES TO AN AGREEMENT SUBJECT TO THE PRECEDING PARAGRAPH SHALL BE DETERMINED SOLELY FROM THE WRITTEN CREDIT AGREEMENT, AND ANY PRIOR ORAL AGREEMENTS BETWEEN THE PARTIES ARE SUPERSEDED BY
AND MERGED INTO THE CREDIT AGREEMENT.  THIS WRITTEN AGREEMENT AND THE    CREDIT
DOCUMENTS, AS DEFINED IN THIS AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.





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         EXECUTED as of the 5th day of January, 1994

                                        MESA OPERATING LIMITED PARTNERSHIP

                                        By: Pickens Operating Co., its
                                            General Partner


                                        By:_____________________________________
                                            Paul W. Cain
                                            President


                                        MESA INC.


                                        By:_____________________________________
                                            Paul W. Cain
                                            President


                                        MESA OPERATING CO.


                                        By:_____________________________________
                                            Paul W. Cain
                                            President


                                        SOCIETE GENERALE,
                                        SOUTHWEST AGENCY, as Agent
                                         for the Banks


                                        By:____________________________________
                                            Name:______________________________
                                            Title:_____________________________





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                                       SOCIETE GENERALE,
                                        SOUTHWEST AGENCY


                                       By:_____________________________________
                                           Name:_______________________________
                                           Title:______________________________


                                       BANQUE INDOSUEZ


                                       By:_____________________________________
                                           Name:_______________________________
                                           Title:______________________________





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
STATE  OF  TEXAS          )
                          )
COUNTY OF DALLAS          )

         This instrument was acknowledged before me on January __, 1994 by Paul
W. Cain, President of Pickens Operating Co., a Texas corporation, on behalf of said corporation as general partner on behalf of Mesa Operating Limited Partnership, a Delaware limited partnership.


                                       _________________________________________
                                       Notary Public in and for
                                       The State of ____________________________
                                       Name: ___________________________________
                                       My Commission Expires: __________________


STATE  OF  TEXAS          )
                          )
COUNTY OF DALLAS          )

         This instrument was acknowledged before me on January __, 1994 by Paul
W. Cain, President of Mesa Inc., a Texas corporation, on behalf of said corporation.

                                       _________________________________________
                                       Notary Public in and for
                                       The State of ____________________________
                                       Name: ___________________________________
                                       My Commission Expires: __________________

STATE  OF  TEXAS          )
                          )
COUNTY OF DALLAS          )

         This instrument was acknowledged before me on January __, 1994 by Paul
W. Cain, President of Mesa Operating Co., a Delaware corporation, on behalf of said corporation.



                                       _________________________________________
                                       Notary Public in and for
                                       The State of ____________________________
                                       Name: ___________________________________
                                       My Commission Expires: __________________


STATE  OF  TEXAS          )
                          )
COUNTY OF DALLAS          )

         This instrument was acknowledged before me on January __, 1994 by ___________________, ________________ of Societe Generale, a French banking corporation acting herein through its Southwest Agency, on behalf of said corporation, as agent.



                                       _________________________________________
                                       Notary Public in and for
                                       The State of ____________________________
                                       Name: ___________________________________
                                       My Commission Expires: __________________

STATE  OF  TEXAS          )
                          )
COUNTY OF DALLAS          )

         This instrument was acknowledged before me on __________, 1993 by ___________________, ________________ of Societe Generale, a French banking corporation acting herein through its Southwest Agency, on behalf of said corporation.


                                       _________________________________________
                                       Notary Public in and for
                                       The State of ____________________________
                                       Name: ___________________________________
                                       My Commission Expires: __________________



STATE  OF  TEXAS          )
                          )
COUNTY OF HARRIS          )

         This instrument was acknowledged before me on __________, 1993 by ___________________, ________________ of Banque Indosuez, a ______________, on
behalf of said corporation.


                                       _________________________________________
                                       Notary Public in and for
                                       The State of ____________________________
                                       Name: ___________________________________
                                       My Commission Expires: __________________





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                                   SCHEDULE 1


1. Promissory Note in the amount of $78,000,000 dated as of May 1, 1993, executed by the Borrower and Mesa and payable to Societe Generale.

2. Promissory Note in the amount of $12,000,000 dated as of May 1, 1993, executed by the Borrower and Mesa and payable to Banque Indosuez.

3. Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of June 3, 1991 executed by the Borrower to Mark C. Evans, Trustee, for the benefit of the Agent and recorded in the places listed on Exhibit A-1 attached hereto.

4. First Amendment to Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of December 31, 1991 executed by the Borrower and the Agent and recorded in the places listed on Exhibit A-2 attached hereto.

5. Second Amendment to Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of May 1, 1993, executed by the Borrower and the Agent and recorded in the places listed on Exhibit A-3 attached hereto.

6. Pledge Agreement dated as of May 1, 1993, between the Borrower and the Agent.

7. UCC-1 Financing Statement executed by the Borrower and filed with the Texas Secretary of State.

8. Deposit Account Agreement dated as of May 1, 1993 between the Borrower and the Agent.

9. Letters to Purchasers dated August 26, 1991, executed by the Agent and the Borrower.

10.      Letter to Societe Generale from the Borrower dated August 26, 1993.

11. Lockbox Assignment and Consent dated as of August 26, 1993 executed by Borrower, the Agent and Texas Commerce Bank National Association.

12. Letter Agreement dated August 26, 1993 among the Agent, the Borrower and Texas Commerce Bank, National Association.